EXHIBIT 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated March 29, 2002 relating to the consolidated financial statements and financial statement schedules of Conseco, Inc. and subsidiaries, which appear in the Annual Report on Form 10-K of Conseco, Inc. for the year ended December 31, 2001. We also consent to the reference to us under the headings "Experts" and "Selected Consolidated Financial Data" in such registration statement.

                                              /s/  PricewaterhouseCoopers LLP
                                              ---------------------------------
                                              PricewaterhouseCoopers LLP


Indianapolis, Indiana
June 3, 2002